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UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549	OMB Number: 3235-0060 Expires: March 31, 2014 Estimated average burden hours per response……………5.00

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 12, 2012	333-159517
Date of Report (Date of earliest event reported)	Commission File Number

LORAN CONNECTION CORP

(Exact name of registrant as specified in its charter)

Nevada	26-3106763
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4 Grouse Terrace Lake Oswego, Oregon 97035
(Address of Principal Executive Offices) (Zip Code)

(503) 789 - 0316
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of January 12, 2012, Frederic D. Knight, a director of the Company, resigned from his position on the Board of Directors. There are no disagreements between the Company and Mr. Knight, and Mr. Knight and his resignation did not state any reason for the resignation. Upon the resignation of Mr. Knight, Mr. Roger Richter was appointed to and accepted a position on the Board of Directors of the Company.

Effective as of January 12, 2012, Frederic D. Knight, a principal officer of the Company, resigned from his position as the Chief Executive Officer of the Company.  Upon the resignation of Mr. Knight, Patrick Garrett, a director and a principal officer of the Company, was appointed to and accepted the office of Chief Executive Officer of the Company.

Effective as of January 12, 2012, Patrick Garrett, a director and a principal officer of the Company, resigned from his position as the Chief Operating Officer.  Upon the resignation of Mr. Garrett, Roger Richter was appointed to and accepted the office of Chief Operating Officer of the Company.

Effective as of January 12, 2012, the Board identified a qualified candidate and Allen H. Adams was appointed to and accepted the office of Vice President Finance and Interim Chief Financial Officer of the Company, Mr. Adams will also act as Treasurer, Principal Financial Officer and Principal Accounting Officer.

Item 8.01

Other Events.

The Company is temporarily using the following address as its principal business address: 4 Grouse Terrace, Lake Oswego, Oregon 97035.  The Company anticipates establishing its U.S. corporate headquarters in the Portland, Oregon area.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LORAN CONNECTION CORP

January 13, 2012		/s/ Patrick S. Garrett
	Name:	Patrick S. Garrett
	Title:	Chief Executive Officer

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